Exhibit 10.64

REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of this 20th day of November 2001, by and between POPE RESOURCES, a Delaware limited partnership (“Seller”), and WEYERHAEUSER COMPANY, a Washington corporation (“Buyer”).

R E C I T A L S

A.            Seller is the owner of that certain real property situated in Clark and Cowlitz Counties, Washington, consisting of approximately 3,750 acres of timberland, legally described on Exhibits A-1 and A-2 attached hereto (collectively Exhibit A) and incorporated herein by reference, together with all appurtenances, rights, privileges and easements thereunto belonging, and all improvements, timber, sand, rock, gravel and minerals therein or thereon (collectively, “Property”).  The Property except the timber located therein or thereon is referred to herein as the “Land.”  The timber located within the boundaries of the Land is referred to herein as the “Timber.”  The Land and Timber together comprise the Property.

                B.            Buyer desires to acquire the Property from Seller and Seller desires to sell and convey the Property to Buyer on the terms and conditions herein contained.

A G R E E M E N T

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties herein contained, the parties agree as follows:

1.             Property. Upon the terms and conditions hereinafter set forth, Seller agrees to convey to Buyer, and Buyer agrees to acquire and take from Seller, the Property.  Buyer shall have the right to allocate the Timber and Land to itself and a subsidiary as separate Grantees, provided, however, that Buyer shall pay any increase in title insurance premiums attributable to such separate allocation.

2.             Purchase Price. The “Purchase Price” to be paid by Buyer for the Property is Five Million Three Hundred Thousand and NO/100 Dollars ($5,300,000.00). The Purchase Price will be deposited with Closing Agent (defined below) no later than the date required for Closing as hereinafter in Section 5 specified.  Total purchase price shall be allocated between the Timber and Land as follows:

	Clark County	Cowlitz County	Total
Timber		$4,000,000.00	$4,000,000.00
Land	$80,000.00	$1,220,000.00	$1,300,000.00
Total	$80,000.00	$5,220,000.00	$5,300,000.00

3.             Title to be Conveyed.  Seller represents to Buyer that Seller acquired title to the Property in October 2001 by one or more Special Warranty Deeds.  Seller shall convey: (1) the Land to Buyer by Special Warranty Deeds in the form of Exhibit B attached hereto, and (2) the Timber to Buyer’s affiliate and designee, Weyerhaeuser Raw Materials, Inc., a Delaware corporation, by Special Warranty Timber Deeds in the form of Exhibit C attached hereto

(collectively, the “Deeds”); indefeasible title in fee simple to the Property, subject only to the Permitted Exceptions (defined below); provided, however, that Seller further warrants that the Property will be free and clear of any encumbrances or defects arising by, through or under Seller from the date of this Agreement to the date of Closing.  On Closing, Seller also will assign to Buyer and Buyer will assume from Seller all of Seller’s right, title, and interest in and to any leases, contracts, and permits relating to the Property, provided that such leases, contracts, and permits are disclosed to and approved by Buyer prior to Closing.

On Closing, Seller shall convey title subject to no interest, defect, restriction, encumbrance, contract, reservation, lien, exception or claim except (i) those set forth as Special Exceptions in the commitments for title insurance attached hereto as Exhibit D and incorporated herein by reference (the “Commitments”); (ii) rights reserved in federal patents or state deeds; (iii) temporary (i.e., for term less than one year) nonexclusive rights-of-way not inconsistent with the use of the Property for commercial forestland; (iv) building, use, zoning, environmental or protected species regulations or restrictions general to the district; (v) real estate taxes and assessments not yet due and payable, (vi) the general or standard printed exceptions contained in the owner’s standard coverage policy of title insurance to be issued pursuant to the Commitments, and (vii) other matters against which no warranty is expressly given under the Deeds (collectively, the “Permitted Exceptions”).  Seller hereby warrants to Buyer that it owns the Property in fee simple, free and clear of any and all claims, liens and encumbrances whatsoever, except the Permitted Exceptions.  At Closing Seller shall assign, convey and warrant to Buyer all right, title and interest in, to and under the rights of ways and easements identified on the attached Exhibit E, free of any defects, liens and encumbrances except the Permitted Exceptions, in the form of the Assignment and Assumption Agreement (Access Rights and Easements) attached hereto as Exhibit F.

4.             Title Insurance.  The Commitments attached hereto as Exhibit D comprise the following preliminary commitments for an owner’s standard coverage title insurance policy covering the Property:

COUNTY	TITLE COMPANY	COMMITMENT #
Clark	Commonwealth	00075584
Cowlitz	Land America	128171

Buyer acknowledges receipt of copies of all special exceptions set forth in the Commitments. Buyer shall have 15 days from the date of this Agreement to disapprove any special exceptions shown in the Commitments by written notice to Seller.  Special exceptions not objected to by the end of the 15 day period are deemed Permitted Exceptions.  If any supplements to the Commitments are issued after the date of this Agreement, Buyer shall have five (5) business days after receipt of such Commitment supplement to notify Seller of its disapproval of any special exception(s) shown in such supplement that are not included in the Permitted Exceptions, and any such special exception(s), not disapproved by notice to Seller within such time period shall be deemed to be Permitted Exceptions. Neither Seller nor Buyer shall be required to close and this Agreement shall terminate if any such disapproved special exception(s), whether in the original or Commitment supplement, cannot be or is not removed by the date required for Closing; provided, however, that Buyer may elect to waive its objection to such disapproved exception(s) and close on the remaining terms; provided that Buyer may also elect to terminate this Agreement as to only the parcel or parcels that are subject to such disapproved special exception(s), and close as to the remaining parcel(s), so long as the parties can agree on the appropriate reduction in the Purchase Price on or before December 7, 2001.

                Notwithstanding the foregoing, Seller shall remove on or before Closing all monetary liens attaching by, through or under Seller (except non-delinquent road, utility or similar assessments listed in any Commitment which are payable on an installment basis and which Buyer shall assume for the period from and after Closing).  Exceptions to be discharged by Seller may be paid out of the Purchase Price at Closing.

                As soon as available after Closing, Seller will provide to Buyer a standard coverage owner’s policy of title insurance pursuant to the Commitments, dated as of the Closing date and insuring Buyer in the amount of the Purchase Price against loss or damage by reason of any defect in Buyer’s title to the Property, subject only to the printed exclusions and general or standard printed exceptions appearing in the policy form and the Permitted Exceptions.

5.             Closing Date. The transaction provided for by this Agreement shall be closed as provided herein not later than November 29, 2001.

6.             Closing Agent.  The closing for this transaction (“Closing”) shall occur at the office of Transnation Title Insurance Company, Seattle, Washington (the “Closing Agent”).  The Closing Agent’s Escrow Number for this Closing is 669475 SP.  As used herein, “Closing” means the date on which all appropriate documents necessary to close this transaction are recorded and funds necessary to close this transaction are paid.

7.             Costs of Closing.   Each party shall pay one-half of all escrow fees.  At Closing, Seller shall pay the cost of the owner’s standard coverage title insurance policy to be issued to Buyer in the aggregate amount of the Purchase Price and real estate excise taxes due on the transfer of the Property.  Real property taxes and assessments for the calendar year in which Closing occurs and utilities constituting liens shall be prorated between the parties as of the date of Closing.  At Closing, Buyer shall pay all recording fees and assume any real estate taxes and assessments with respect to any future calendar years.

                If Buyer’s acquisition of the Property results in a change in the forest, open space, timberland or similar non-ad valorem tax classification or designation applicable to the Property, Buyer shall pay at Closing any compensating tax and related interest and penalties resulting from such change in classification or designation, and indemnify Seller from such costs.  Buyer shall be solely responsible for the payment of any taxes which may accrue at Closing or anytime thereafter by reason of any change in the zoning, land use classification or other tax classification of the Property; provided, however, that if any change in the tax classification or designation applicable to the Property or any portion thereof changes prior to, at or after Closing due to any deliberate act of Seller or due to the failure of Seller to cooperate with Buyer in Buyer’s preparation and submittal prior to Closing of a timber management plan and notice of continuance acceptable to the applicable governmental authority, then Seller shall be solely responsible for payment of any compensating tax and related interest and penalties resulting therefrom, and Seller shall indemnify Buyer from such costs.  The parties recognize that Buyer wishes to request a continuance of the forest or timberland tax classification or designation of the Property; if required in order to obtain such continuance prior to the required Closing date, the parties will sign and submit the real estate excise tax affidavits containing such request to the applicable county assessor’s office in advance of the date of Closing.  Seller agrees to cooperate with Buyer and sign the applicable real estate excise tax affidavits for the transaction prior to Closing as reasonably requested by Buyer in order to have Buyer’s continuance request approved in time for Closing.

8.             Risk of Loss.   Risk of loss or damage by fire or other casualty shall be borne by Seller until the Closing occurs. Thereafter, Buyer shall bear the risk of loss on the Property. In the event of a casualty resulting in material loss of or damage to the Property prior to the Closing date, Buyer may terminate this Agreement by giving notice of such termination to Seller prior to

November 29, 2001, and in the event no such notice is given, Buyer shall accept the Property subject to such damage and close, without reduction in the Purchase Price; provided that Buyer may also elect to terminate this Agreement as to only the parcel or parcels that have been damaged by such casualty, and close as to the remaining parcel(s), so long as the parties can agree on the appropriate reduction in the Purchase Price on or before November 29, 2001.

If any material part of the Property is or becomes the subject of a condemnation proceeding prior to Closing, Buyer may, at its option, terminate this Agreement by giving notice of such termination to Seller prior to November 29, 2001; provided, however, that Buyer may elect to purchase the Property (or such portions thereof as have not been taken in the condemnation proceeding), in which case Buyer shall receive a cash payment at Closing equal to the total of any condemnation award received by or payable to Seller. Neither party is aware of any threatened or pending eminent domain proceeding affecting the Property or any portion thereof.

Each party agrees to notify the other of any casualty or eminent domain proceedings affecting the Property immediately after learning thereof.

9.             Limitation On Warranties.  All representations, warranties, covenants, agreements and indemnities made by Buyer or Seller in this Agreement, but excluding those made in the Deeds and Assignment and Assumption Agreements, shall expire and be null and void two (2) years after the date of Closing.  Neither party shall be liable after Closing in money damages to the other party for any breach of any representation, warranty, covenant, agreement, or indemnity made herein except to the extent that the other party is suffers actual damages in excess of Twenty-five Thousand Dollars (US$25,000.00) proximately caused by such breach.

Buyer accepts the Property “as is,” subject only to the warranties included in the Deeds and Assignment and Assumption Agreements and such representations and warranties as are expressly set forth in this Agreement.  Buyer expressly agrees that Seller makes no representations or warranties whatsoever concerning the release or existence of Hazardous Substances on the Property; provided, however, that Seller represents and warrants to Buyer that Seller has not, during its ownership of the Property, disposed of any Hazardous Substances into or onto the soils or waters of the Property, and that it has no actual current knowledge of any third party disposing of Hazardous Substances into or onto the soils or waters of the Property either before or during Seller’s ownership or possession of the Property. As used in this Agreement, “actual knowledge” and “actual current knowledge” mean the actual current knowledge of Bill Mackelwich, Seller’s Southwest Washington Area Manager, and John Shea, Seller’s Director of Acquisitions.  Representations and warranties made in this Agreement to the actual current knowledge of the maker are not intended to imply that the maker of the representation and warranty has investigated the matter, and neither party shall have any obligation to investigate the matters to which they give any representation and warranty to their actual current knowledge.  As used in this Agreement, the term “Hazardous Substances” means any substance, waste or material defined or designated as hazardous, toxic or dangerous by the Comprehensive Environmental Response, Compensation and Liability Act, the Washington Model Toxic Control Act, or other applicable state or federal law.

Except as otherwise expressly set forth in this Agreement or as are contained in the Deeds or Assignment and Assumption Agreements, Seller makes no representations or warranties whatsoever with respect to the condition of the Property or the suitability of the Property for any use whatsoever or with respect to any permits or any environmental, building, land use, zoning or fire laws or regulations or compliance therewith or with respect to the existence of any protected species (or nests of protected species) on or near its property or compliance with any regulations pertaining thereto or the availability or existence of any access, water, sewer or utility rights.

To the best of Seller’s actual current knowledge, the Property (i) is in full compliance in every respect with the Washington Forest Practices Act and will be in such compliance as of the Closing date, subject to those matters described on Exhibit G hereto, and (ii) is not subject to any encroachments, adverse possession rights or claim, leases, timber contracts, stumpage contracts, logging contracts, tenancies or rights of persons in possession, except as may be specifically identified in the special exceptions contained in the Commitment attached as Exhibit D and additional items from Seller’s files detailed on Exhibit G, (iii) neither the entering into of this Agreement nor the consummation of the transaction contemplated hereby will constitute or result in a violation or breach by Seller of any judgment, order, writ, injunction or decree issued against or imposed upon Seller or the Property,  (iv) there is no action, suit, proceeding or investigation pending or threatened before any agency, court or other governmental authority which relates to the Property or the use thereof except as set forth on the attached Exhibit G, (v) there are no violations of law existing or claimed with respect to the Property or any activity thereon, (vi) none of the Property is within or subject to a Habitat Conservation Plan, or subject to any Forest Practice Application(s) or timber harvest permit(s), except Forest Practice Application No. 2903532, a copy of which is available for review at Seller’s office in Chehalis, Washington.  Buyer hereby approves the contracts, leases, permits, adverse claims, and other matters described on Exhibit G hereto.

Seller warrants that it is not a “foreign person” for purposes of Section 1445 of the Internal Revenue Code.  At Closing, Seller shall execute and deliver to Closing Agent an affidavit in order to meet the Foreign Investment and Real Property Tax Act requirement of Section 1445 of the Code.

Except for any representations and warranties expressly contained herein and/or any warranties contained in the Deeds or Assignment and Assumption Agreement, Buyer assumes the responsibility and risks of all defects to and conditions in the Property, including such defects and conditions, if any, that cannot be observed by inspection; provided, however, that Buyer does not waive any claims against any third party with respect to liability for any Hazardous Substances located in, on or under the Property.  Buyer acknowledges that it has had the opportunity to inspect the Property and will be relying entirely thereon except as otherwise provided herein.

Effective at the Closing, Buyer waives, releases, acquits, and forever discharges Seller of and from any and all claims, actions, demands, rights, damages, costs of response or remedial action, or expenses whatsoever, direct or indirect, known or unknown, foreseen or unforeseen, including claims of third parties, that now exist or that may arise in the future on account of or in connection with the condition of the Property, including without limitation any surface or subsurface contamination and claims for statutory or contractual right of contribution under any state or federal Hazardous Substance law or regulation and defects and conditions, if any, that cannot be observed by casual inspection.  Buyer assumes the risk of all defects and conditions of the Property.  Buyer acknowledges that it has had the opportunity to inspect the Property and is relying entirely thereon and on any consultants that buyer has retained.

Notwithstanding the foregoing, the releases and waivers given by Buyer to Seller under this Section 9 shall not apply to (a) the material breach by Seller of any covenant, representation, or warranty under this Agreement, and (b) any material defect in the condition of the Property arising after October 1, 2001, of which Seller had actual knowledge, Buyer had no actual knowledge, and Seller failed to disclose such defect to Buyer prior to Closing.

10.          Possession.  Seller shall deliver possession of the Property to Buyer on the date of Closing, subject to no tenancies whatsoever except as may be Permitted Exceptions and as may be disclosed on Exhibit G hereto.

11.          Section 1031 Exchange; No Assignment.   Either party hereto may assign its rights hereunder (or its rights hereunder as to any portion of the Property) to an exchange intermediary for the purpose of such party’s participating in an Internal Revenue Code Section 1031 like-kind exchange.  Each party agrees to cooperate with the other party if it elects to assign its rights hereunder (or portion of such rights) to an exchange intermediary for purposes of closing this transaction as part of an Internal Revenue Code Section 1031 like–kind exchange; provided that in connection with any such assignment or exchange, the cooperating party shall not be obligated to accept title to or convey any property other than the Property or incur any liability or financial obligation in excess of those it would incur if this transaction closed as a sale, nor shall the closing of this transaction be delayed beyond the date specified in Section 5 hereof on account of either party’s participating in a like-kind exchange.  Except as expressly provided above with respect to any assignment to an exchange intermediary, this Agreement shall not be assigned without the prior written consent of the other party, which may be withheld in such party’s sole discretion.

12.          Miscellaneous.

12.1        Authority. Each party represents and warrants to the other party hereto that at the date of execution hereof and at the date of the Closing, persons signing on behalf of such party have full power and authority to execute this Agreement and to perform such party’s obligations under this Agreement and all agreements contemplated hereby. If the party or the person executing this Agreement for such party is a corporation or partnership, all necessary corporate or partnership actions to authorize the consummation of the transactions contemplated by this Agreement have been taken.

12.2        Survival of Warranties. All representations, warranties, covenants, agreements and indemnities set forth in or otherwise made pursuant to this Agreement shall survive and remain in effect for a period of two (2) years following the close of any escrow and the delivery and recording of the Deeds, and shall not be merged therein.

12.3        Attorneys’ Fees.  Should any legal action or proceeding be commenced by either party in order to enforce this Agreement or any provision hereof, or in connection with any alleged dispute, breach, default or misrepresentation in connection with any provision herein contained, or in any bankruptcy proceeding to obtain relief from stay or take other action to protect or enforce its rights and remedies hereunder, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in connection with such action or proceeding, including costs of pursuing or defending any legal action, discovery or negotiation and preparation of settlement arrangements, in addition to such other relief as may be granted.

12.4        Notices.  Any request, notice or other communication to be given hereunder shall be in writing and transmitted by facsimile or delivered personally or by messenger or private mail courier service, or sent by registered or certified mail, return receipt requested, postage prepaid, as follows:

If to Pope Resources:	Olympic Resource Management
Attn: John Shea
19245 Tenth Avenue NE
Poulsbo, WA 98370
FAX No.: 360 697-1156

With a Copy to:	Marco de Sa e Silva
Davis Wright Tremaine LLP
2600 Century Square
1501 Fourth Avenue
Seattle, WA 98101
FAX No.: 206 628-7699

If to Weyerhaeuser:	Weyerhaeuser Company
16703 SE McGillivray Blvd., Suite 120
Vancouver, WA 98683-3418
Attn: Larry Johnson
FAX No.: 360 891-3388

With a Copy to:	Weyerhaeuser Company
Law Department CH1J28
PO Box 9777
Federal Way WA 98063-9777
Attn: David A. Young
FAX No.: 253 924-3253

All notices shall be deemed effective upon receipt if delivered by machine-confirmed facsimile, personally or by messenger or private mail courier, otherwise on the earlier of actual receipt or the third (3rd) business day after deposit in the U.S. Mail in accordance with the above requirements. A party may change its address for purposes of receiving notice by giving at least ten days written notice to the other party.

12.5        Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which counterparts together shall constitute the same instrument which may be sufficiently evidenced by one counterpart with signature pages bearing all signatures attached.  Execution of this Agreement at different times and places by the parties shall not affect the validity thereof, so long as all the parties hereto execute a counterpart of this Agreement.

12.6        Entire Agreement; Additional Documents.  This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter, and supersedes all prior negotiations and representations.  This Agreement may not be modified except in writing signed by the parties.  The parties hereto agree to execute any additional documents reasonably necessary to effectuate the provisions and purposes of this Agreement.

12.7        Time.  Time is of the essence of each and every provision hereof.

12.8        Default.  In the event of default hereunder by a party, the other party may seek specific performance of this Agreement and/or damages.

12.9        Commissions.  Each of the parties represents and warrants to the other that it has engaged no broker or agent in connection with the negotiations leading to this Agreement.  Any party who has engaged any such broker or agent shall indemnify the other party against and hold it harmless from any and all loss, damage, liability, cost or expense, including attorneys’ fees, suffered or incurred by it arising out of or relating to any claim for real estate commission or fee made by any such real estate agent or broker.

12.10      No Agency.  The parties agree that no agency, partnership or joint venture of any kind shall be or is intended to be created by or under this Agreement.

12.11      Exhibits.  All exhibits to which reference is made herein are deemed incorporated in this Agreement in their entirety.

12.12      Recordation.  Neither this Agreement nor any reference to this Agreement or any of the parties’ rights herein shall be recorded prior to Closing.

12.13      Governing Law.  This Agreement shall be governed by the laws of the State of Washington.

12.14      Successors and Assigns.  Subject to the provisions of Section 11 hereof, this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

12.15      Section Headings.  The section headings inserted in this Agreement are for convenience only and are not intended to, and shall not be construed to, limit, enlarge or affect the scope or intent of this Agreement nor the meaning of any provisions hereof.

12.16                 Continuing Forest Land Obligations.

Buyer acknowledges that the Property is subject to certain forest land obligations applicable to the Property under the forest practices rules adopted pursuant to RCW 76.09.370, and listed on the notice attached hereto as Exhibit H (the “Continuing Obligations”).  At or before Closing, Buyer agrees to sign and deliver to Seller the original of the notice attached hereto as Exhibit H or such other notice that indicates the Buyer’s knowledge of the Continuing Obligations as may be required by the Washington Department of Natural Resources (“DNR”) at the time of Closing.  At Closing, Seller shall send the executed notice to DNR in accordance with the requirements of RCW 76.09.390.  As of Closing, Buyer assumes and agrees to perform the Continuing Obligations at Buyer’s sole cost and expense in a timely fashion, and to indemnify, defend and hold Seller harmless from and against the Continuing Obligations and any claim, loss, damage, cost or expense resulting from Buyer’s failure to fulfill and perform the same.  Seller represents and warrants to Buyer that (i) to the best of Seller’s knowledge, there are no forest land obligations applicable to the Property other than the Continuing Obligations listed on Exhibit H and the lack of a road maintenance plan for the Property, which ultimately may be required under the Washington Forest Practices Act, and (ii) Seller has not breached any forest land obligations pertaining to the Property and there are no forest land obligations pertaining to the Property that are required to be performed prior to Closing that will remain unperformed as of Closing.  Seller shall indemnify, defend and hold Buyer harmless from and against any breach of the foregoing representations and warranties and any claim, loss, damage, cost or expense resulting from Seller’s failure to fulfill and perform any forest land obligations that are required to be performed prior to Closing. The provisions of the indemnities in this Section 12.16 shall survive the Closing .

IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed. Each counterpart of this Agreement shall be considered to be an original counterpart without presentation of the others.

POPE RESOURCES, a Delaware limited partnership, by Pope MGP, Inc., a Delaware corporation, its General Partner		WEYERHAEUSER COMPANY
		By:	/s/ Richard E. Hanson
By:	/s/ David L. Nunes	Its:	V-P
Its:	President & COO

EXHIBITS:

A-1	-	Description of the Property (Clark County, Washington)
A-2	-	Description of the Property (Cowlitz County, Washington)
B	-	Form of Special Warranty Deed
C	-	Form of Special Warranty Timber Deed
D	-	Commitments
E	-	Description of Access Rights and Easements
F	-	Form of Assignment and Assumption Agreement (Access Rights and Easements)
G	-	Description of Contracts, Permits, and Adverse Claims
H	-	Notice of Continuing Obligations

EXHIBIT A-1

Description of the Property

(Clark County, Washington)

Township 5 North, Range 4 East of the Willamette Meridian
Section 15:	The West one-half of the Southwest one-quarter.
END OF LEGAL DESCRIPTION FOR CLARK COUNTY

EXHIBIT A-2

Description of the Property

(Cowlitz County, Washington)

Township 6 North, Range 1 East of the Willamette Meridian
Section 5:	The Southeast one-quarter of the Southwest one-quarter and the Southwest one-quarter of the Southeast one-quarter.

Township 6 North, Range 2 East of the Willamette Meridian
Section 1:	The Southwest one-quarter.
Section 3:	All.
Section 5.	All.
Section 9:	The Northwest one-quarter of the Northeast one-quarter and the Northeast one-quarter of the Northwest one-quarter.

Township 7 North, Range 3 East of the Willamette Meridian
Section 21:	The Southwest one-quarter of the Northeast one-quarter and the Southeast one-quarter of the Northwest one-quarter.
Section 31:	The South one-half of the Southeast one-quarter.

Township 8 North, Range 3 East of the Willamette Meridian
Section 13:	All.
Section 21:	All.
Section 23:	All.
END OF LEGAL DESCRIPTION FOR COWLITZ COUNTY

After Recording, Return to:

Weyerhaeuser Company

Law Department  CH1J28

P.O. Box 9777

Federal Way, WA 98063-9777

Attn: David A. Young

EXHIBIT B

Form of Special Warranty Deed

SPECIAL WARRANTY DEED

Grantor:                POPE RESOURCES, a Delaware limited partnership

Grantee:                WEYERHAEUSER COMPANY, a Washington corporation

Abbreviated Legal Description (lot, block and plat name, or section-township-range):

☐  Additional legal description is on page            of document

Assessor’s Property Tax Parcel Account Number(s):

Reference Numbers of Documents Assigned or Released (if applicable):

                ☐  Additional reference numbers on page              of document

SPECIAL WARRANTY DEED

POPE RESOURCES, a Delaware limited partnership, hereinafter called Grantor, for good and valuable consideration in hand paid, does hereby bargain, sell, and convey unto WEYERHAEUSER COMPANY, a Washington corporation, hereinafter called Grantee, all of Grantor’s right, title, and interest in and to the land, fixtures, and improvements, excluding the timber located thereon, described on Schedule 1 attached hereto (the “Land”), situated in                    County, Washington, subject to and together with all agreements, conditions, covenants, easements, encumbrances, limitations, restrictions, rights, servitudes, and other matters described on Schedule 2 attached hereto (the “Exceptions”).

Grantor, for itself and for its successors in interest, does by these presents expressly limit the covenants of this deed to those here and expressed, excludes all covenants arising or to arise by statutory or other implication, and does hereby covenant that against all persons whomsoever lawfully claiming or to claim by, through, or under Grantor and not otherwise, Grantor will forever warrant and defend the said described Land, subject to the Exceptions.

IN WITNESS WHEREOF, the Grantor has executed this                                           day of                                      , 2001.

POPE RESOURCES, a Delaware limited partnership, by Pope MGP, Inc., a Delaware corporation, its General Partner

By:
Print Name:
Its:

STATE OF WASHINGTON	)
) ss.
COUNTY OF KITSAP	)

                On this           day of                                              , 2001, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared                                                                         , to me known to be the                                     of Pope MGP, Inc., a Delaware corporation, which is known to me to be the General Partner of POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP, the partnership that executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument.

                WITNESS MY HAND AND OFFICIAL SEAL hereto affixed the day and year first above written.

NOTARY PUBLIC in and for the State of Washington, residing at
My commission expires
Print Name

SCHEDULES:

1 — Land

2 — Exceptions

SCHEDULE 1

Description of the Land

SCHEDULE 2

Description of the Exceptions

EXHIBIT C

Form of Special Warranty Timber Deed

After Recording, Return to:

Weyerhaeuser Raw Materials, Inc.

Law Department   CH1J28

P.O. Box 9777

Federal Way, WA 98063-9777

Attn: David A. Young

SPECIAL WARRANTY TIMBER DEED

Grantor:                POPE RESOURCES, a Delaware limited partnership

Grantee:                WEYERHAEUSER RAW MATERIALS, INC., a Delaware corporation

Abbreviated Legal Description (lot, block and plat name, or section-township-range):

☐  Additional legal description is on page               of document

Assessor’s Property Tax Parcel Account Number(s):

Reference Numbers of Documents Assigned or Released (if applicable):

                ☐  Additional reference numbers on page               of document

SPECIAL WARRANTY TIMBER DEED

POPE RESOURCES, a Delaware limited partnership, hereinafter called Grantor, for good and valuable consideration in hand paid, does hereby bargain, sell, and convey unto WEYERHAEUSER RAW MATERIALS, INC., a Delaware corporation, hereinafter called Grantee, all of Grantor’s right, title, and interest in and to the timber (the “Timber”) standing, down or located upon the land described on Schedule 1 attached hereto (the “Land”), situated in Cowlitz County, Washington, subject to and together with all agreements, conditions, covenants, easements, encumbrances, limitations, restrictions, rights, servitudes, and other matters described on Schedule 2 attached hereto (the “Exceptions”).

Grantor, for itself and for its successors in interest, does by these presents expressly limit the covenants of this deed to those here and expressed, excludes all covenants arising or to arise by statutory or other implication, and does hereby covenant that against all persons whomsoever lawfully claiming or to claim by, through, or under Grantor and not otherwise, Grantor will forever warrant and defend the said described Timber, subject to the Exceptions.

IN WITNESS WHEREOF, the Grantor has executed this                                        day of                                        , 2001.

GRANTOR:

POPE RESOURCES, a Delaware limited partnership, by Pope MGP, Inc., a Delaware corporation, its General Partner

By:
Print Name:
Its:

STATE OF WASHINGTON	)
) ss.
COUNTY OF KITSAP	)

                On this            day of                                                               , 2001 before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared                                                                    , to me known to be the                                                    of Pope MGP, Inc., a Delaware corporation, which is known to me to be the General Partner of POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP, the partnership that executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument.

WITNESS MY HAND AND OFFICIAL SEAL hereto affixed the day and year first above written.

NOTARY PUBLIC in and for the State of Washington, residing at
My commission expires
Print Name

SCHEDULES:

1 — Land

2 — Exceptions

SCHEDULE 1

Description of the Land

SCHEDULE 2

Description of the Exceptions

EXHIBIT D

Copies of Commitments

EXHIBIT E

Description of Access Rights and Easements

COWLITZ COUNTY

All of Seller’s rights in the following described instruments acquired as successor in interest as owner of the Property:

INSTRUMENT DATED	COWLITZ COUNTY #	SUCCESSOR TO ORIGINAL PARTY
December 17, 1959	515683	Northern Pacific Railway Company
July 1, 1966	636218	Northern Pacific Railway Company
April 8, 1970	700512	Burlington Northern, Inc.
November 12, 1974	769254
April 23, 1976	794085
June 10, 1976	800970	Burlington Northern, Inc.
May 20, 1977	812991	Burlington Northern, Inc.
September 29, 1977	830897	Burlington Northern, Inc.
March 28, 1978	834136
June 9, 1980	810206010	Burlington Northern, Inc.
April 10, 1984	840417001	Burlington Northern Railroad Company

Grantor’s rights in the above listed instruments were acquired under: Assignment of Access Rights and Easements and Assumption Agreement recorded under on or more of the following Cowlitz County instruments: 3111078, 3111079, 3111080, 3129223, 3129224 and 3129225.

CLARK COUNTY

All of Grantor’s rights as successor to Plum Creek Timberlands, L.P. and EPC Holdings LLC per Clark County instrument dated March 29, 2001 recorded under Clark County #3304573.  Grantor acquired its rights under Clark County instrument #3383241.

After Recording, Return to:

Weyerhaeuser Company

Law Department  CH1J28

P.O. Box 9777

Federal Way, WA 98063-9777

Attn: David A. Young

EXHIBIT F

Form of Assignment and Assumption Agreement (Access Rights and Easements)

ASSIGNMENT AND ASSUMPTION AGREEMENT

(Access Rights:                       County, Washington)

Grantor:                POPE RESOURCES, a Delaware limited partnership

Grantee:                WEYERHAEUSER COMPANY, a Washington corporation

Abbreviated Legal Description (lot, block and plat name, or section-township-range):

☐  Additional legal description is on page                 of document

Assessor’s Property Tax Parcel Account Number(s):

Reference Numbers of Documents Assigned or Released (if applicable):

                ☐  Additional reference numbers on page                  of document

ASSIGNMENT AND ASSUMPTION AGREEMENT

(Access Rights:                           County, Washington)

                  THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is dated and effective as of                                          , 2001, and is made by and between POPE RESOURCES, a Delaware limited partnership (“Assignor”), and WEYERHAEUSER COMPANY, a Washington corporation (“Assignee”).  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

I.                                         Assignor assigns, transfers, quitclaims and sets over to Assignee all of Assignor’s right, title and interest in, to and under the rights-of-way, easements, use agreements, and other access rights (the “Access Rights”) appurtenant to, relating to, or benefiting the timberlands described on Schedule 1 attached hereto (the “Land”), including without limitation those Access Rights described on Schedule 2 attached hereto (the “Access Rights”).  Assignee may, at its option, record this Assignment in the real property records of                                County, Washington.  Assignor hereby agrees to indemnify and hold harmless Assignee from and against any and all claims, liabilities, penalties, causes of action, or damages (including attorney’s fees, expenses of litigation and costs of appeal), if any, arising under or relating to the Access Rights prior to the date of this Assignment, and for any claim, loss, damage, cost, liability, or expense resulting from Assignor’s failure to fulfill and perform the same prior to the date of this Assignment, or arising out of Assignor’s use and enjoyment of the Access Rights, or to enforce this indemnification provision.

II.                                     Assignee hereby accepts this Assignment of the Access Rights and assumes and agrees to be bound by and perform all of the Assignor’s obligations and liabilities arising under or relating to the Access Rights from and after the date of this Assignment.  Assignee hereby agrees to indemnify and hold harmless Assignor from and against any and all claims, liabilities, obligations, penalties, causes of action, or damages (including attorney’s fees, expenses of litigation and costs of appeal), if any, arising under or relating to the Access Rights from and after the date of this Assignment, and for any claim, loss, damage, cost, liability, or expense resulting from Assignee’s failure to fulfill and perform the same after the date of this Assignment, or arising out of Assignee’s use and enjoyment of the Access Rights, or to enforce this indemnification provision.

III.                                 This assignment shall be interpreted and construed under the laws of the state of Washington.  The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the successors and assigns of Assignor and Assignee, respectively.  This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Agreement in duplicate original as of the date first above written.

ASSIGNOR:	POPE RESOURCES, a Delaware limited partnership, by POPE MGP, Inc., a Delaware corporation, its managing general partner

By:
	Name:	David L. Nunes
	Its:	President

ASSIGNEE:	WEYERHAEUSER COMPANY, a Washington corporation

By:
Name:
Its:

SCHEDULES

Schedule 1 - Land

Schedule 2 - Access Rights

STATE OF WASHINGTON	)
) ss.
COUNTY OF KITSAP	)

                On this               day of                                               , 2001, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared DAVID L. NUNES, to me known to be the PRESIDENT of POPE MGP, INC., a Delaware corporation, which is known to me to be the General Partner of POPE RESOURCES, a Delaware limited partnership, the partnership that executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

NOTARY PUBLIC in and for the State of Washington, residing at
My appointment expires
Print Name

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

                On this               day of                               , 2002, before me, a Notary Public in and for the State of Washington, personally appeared                                                                   , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that               was authorized to execute the instrument, and acknowledged it as the                                                                   of WEYERHAEUSER COMPANY to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

                IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

NOTARY PUBLIC in and for the State of Washington, residing at
My appointment expires
Print Name

SCHEDULE 1

Description of Land

SCHEDULE 2

Description of Access Rights

EXHIBIT G

Description of Contracts, Permits, and Adverse Claims

CONTRACTS — NONE

PERMITS

1.             Forest Practice Permit (No. 2903532), issued by Southwest Region for timber harvest, estimated volume of 350 MBF, expires August 6, 2003.

2.             No road maintenance plan has been developed for the Property, as ultimately may be required under the Washington Forest Practices Act.

ADVERSE CLAIMS — NONE

EXHIBIT H

Notice of Continuing Obligations

DOUG SUTHERLAND
Commissioner of Public Land

Washington State Department of Natural Resources

Notice of Continuing Forest Land Obligation

RCW 76.09.070, RCW 76.09.390 and WAC 222-20-055 require that prior to the sale or transfer of land or perpetual timber rights subject to continuing forest land obligations under the forest practices rules adopted in 1982 and under RCW 76.09.370 adopted in 1999, (1) the seller shall notify the buyer of the existence and nature of such a continuing obligation and (2) the buyer shall sign a notice of continuing forestland obligation indicating the buyer’s knowledge of the continuing obligation.  The seller at time of sale or transfer of the land or perpetual timber rights shall send to the department the signed notice of continuing forestland obligation.

If the seller fails to notify a buyer about the continuing forest land obligation, the seller shall pay the buyer’s costs related to such continuing forest land obligation, including all legal costs and reasonable attorney’s fees, incurred by the buyer in enforcing the continuing forest land obligation against the seller.  Failure by the seller to send the required notice to the Department of Natural Resources at the time of sale shall be prima facie evidence, in an action by the buyer against the seller for costs related to continuing forest land obligation, that the seller did not notify the buyer of the continuing forest land obligation prior to sale.

CONTINUING OBLIGATION/S

Reforestation (RCW 76.09.070)

☐    Obligation exists on the property identified above and relates to the following FPA/N #s (list all that apply, add attachment if necessary):

☒                                    No Reforestation obligation exists on the property.

                                                Note: current FPA NO.   no timber harvest has taken place.

Road Maintenance and Abandonment Plan (WAC 222-24-051)

☐    Obligation exists on property identified above and relates to the following FPA/N #s and/or Road Maintenance Plan #s (list all that apply, add attachment if necessary):

☒                                    No Road Plan obligation exists on the property.

Harvest Strategy along Type 4 Waters in Eastern Washington (WAC 222-30-022 (2)(b))

NA  Obligation exists on the property identified above and relates to the following FPA/N #s (list all that apply, add attachment if necessary):

☐    No Harvest Strategy obligation exists on the property.

OBLIGATIONS

Small Landowner Forest Riparian Easement (WAC 222-21-030)

☐    Obligation exists on the property identified above and relates to the following FPA/N #s (list all that apply, add attachment if necessary):

☒    No Forest Riparian Easement obligation exists on the property.

PROPERTY IDENTIFICATION

Land/Rights Sold or Transferred (circle one): ☒ -Land and Timber                     ☐ Land Only      ☐ Perpetual Timber Rights

Date that the Land/Rights was/were Sold or Transferred (month/day/year):  November 29, 2001

County/ies: Clark and Cowlitz

DNR Region/s:  Southwest

Legal Description of the Lands/Rights being Sold or Transferred (include county parcel number/s, add attachment if necessary):

Description of the Property

(Clark County, Washington)

Township 5 North, Range 4 East of the Willamette Meridian
Section 15:	The West one-half of the Southwest one-quarter.
END OF LEGAL DESCRIPTION FOR CLARK COUNTY

Description of the Property

(Cowlitz County, Washington)

Township 6 North, Range 1 East of the Willamette Meridian
Section 5:	The Southeast one-quarter of the Southwest one-quarter and the Southwest one-quarter of the Southeast one-quarter.

Township 6 North, Range 2 East of the Willamette Meridian
Section 1:	The Southwest one-quarter.
Section 3:	All.
Section 5.	All.
Section 9:	The Northwest one-quarter of the Northeast one-quarter and the Northeast one-quarter of the Northwest one-quarter.

Township 7 North, Range 3 East of the Willamette Meridian
Section 21:	The Southwest one-quarter of the Northeast one-quarter and the Southeast one-quarter of the Northwest one-quarter.

Section 31:	The South one-half of the Southeast one-quarter.

Township 8 North, Range 3 East of the Willamette Meridian
Section 13:	All.
Section 21:	All.
Section 23:	All.
END OF LEGAL DESCRIPTION FOR COWLITZ COUNTY

SELLER	BUYER
Signature:	Signature:
Date:	Date:
Print name:	Print name:
Title:	Title:
Address:	Address:
Phone:	Phone:

NOTE TO SELLER:

At the time of sale or transfer of the property or the perpetual timber rights:

(1)         deliver (by certified mail or in person) the SIGNED ORIGINAL notice to the Department of Natural Resources regional office in which the property is located, and

(2)         deliver a copy for recording to the county/ies in which the property is located.

FOR DEPARTMENTAL USE ONLY

Notice of Continuing Forestland Obligation #:	Date Received:

Region:	Received by: